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EXHIBIT 99.2          PRESS RELEASE



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Security Financial Bancorp., Inc.
9321 Wicker Avenue
St. John, IN  46373


For Immediate Release:  September 12, 2000


Contact:  For Security Financial Bancorp., Inc. -- John P. Hyland

                                                   President and Chief

                                                   Executive Officer

                                                   Tel. 219-365-4344


Security Financial Bancorp., Inc. Announces Agreement with the Vincent Cainkar

St. John, Indiana -- Security Financial Bancorp., Inc. (Nasdaq SmallCap: SFBI), the holding company for Security Federal Bank & Trust, today announced an agreement resulting in the withdrawal of Mr. Cainkar's notice of his intention to nominate himself as a director of the Company. In addition, Mr. Cainkar agreed to vote his shares in favor of the Company's nominees for election to the Board of Directors at Security Financial's Annual Meeting of Shareholders scheduled to be held on October 19, 2000, as well as in favor of the ratification of the Company's auditors for the fiscal year ended December 31, 2000, and in favor of the approval of the Security Financial Bancorp., Inc. 2000 Stock-Based Incentive Plan.

Security Federal Bank & Trust is a federally chartered savings bank headquartered in St. John, Indiana. The Bank conducts business through its main headquarters and five branch offices located in Lake and Porter counties, Indiana.


Statements contained in this news release which are not historical facts are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statement are subject to risk and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited, factors discussed in documents filed by the Company with Securities and Exchange Commission from time to time.